AGREEMENT NOT TO CONVERT

THIS AGREEMENT NOT TO CONVERT (this “Agreement”) is made and entered into as of November 7, 2017, between Sonic Foundry, Inc., a Maryland corporation (“Sonic Foundry”), and Mark Burish (“Burish”), is in reference to shares of Sonic Foundry’s 9% Cumulative Voting Convertible Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”) owned or to be acquired by Burish.

RECITALS

WHEREAS, the 1,289.41 shares of Series A Preferred Stock Series A owned by Burish, are, by the terms of Sonic Foundry’s Articles Supplementary, convertible into shares of Sonic Foundry common stock, $0.01 par value per share (the “Common Stock”), at the option of Burish, which can be exercised at any time; and

WHEREAS, Burish wishes to acquire from the Company up to $500,000 of additional shares of Series A Preferred Stock pursuant to the terms of the Subscription Agreement dated as of August 23, 2017 (the “Subscription Agreement”); and

WHEREAS, Burish and Sonic Foundry desire to enter into this Agreement to provide that the Holder shall temporarily waive his right to convert all shares of Series A Preferred Stock owned or to be acquired by Holder in exchange for the agreement by Sonic Foundry to allow Holder to purchase from Sonic Foundry $500,000 of additional shares of Series A Preferred Stock, pursuant to the terms of the Subscription Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement Not to Convert.

a. Burish hereby agrees that, until the shareholders of Sonic Foundry approve the issuance by Sonic Foundry of all of Burish’s currently owned and to be acquired shares of Series A Preferred Stock, as set forth in paragraph b below, Burish will waive his right to convert into Common Stock all or any of the Series A Preferred Stock currently owned or to be acquired by Burish.

b. The agreement of Burish to waive his right to convert all or any of his shares of Series A Preferred Stock into Common Stock contemplated hereby shall no longer be effective at such time as the shareholders of Sonic Foundry approve the issuance of all of Burish’s currently owned and to be acquired shares of Series A Preferred Stock. Sonic Foundry agrees to submit a proposal to its shareholders with respect to approval of such issuance at its next shareholders meeting. Burish and the Company both agree that the shares of Series A Preferred Stock held by Burish will not be voted with respect to approval of such issuance.

2. Consideration. As consideration for Burish’s agreement not to convert all or any of his the shares of Series A Preferred Stock held by Burish as contemplated hereby, Sonic Foundry agrees to exercise its option to request that Burish purchase an additional $500,000 shares of Series A Preferred Stock as set forth in the Subscription Agreement. Such option shall be exercised within 60 days of the date hereof.

3. Further Assurances. Each of Burish and Sonic Foundry agrees that he and it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

4. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

5. Governing Law. This Agreement shall be deemed executed in the State of Wisconsin and is to be governed by and construed under Wisconsin law, without regard to its choice of law provisions.

6. Entire Agreement. This Agreement is the entire agreement between Burish and Sonic Foundry and may not be modified or amended except by a written instrument signed by each of Burish and Sonic Foundry. Each of Burish and Sonic Foundry has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

MARK BURISH                SONIC FOUNDRY, INC.

/S/Mark Burish                    By:/S/Ken Minor
Its:CFO